UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2003

STAAR SURGICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Avenue, Monrovia, California	91016
(Address of principal executive offices)	(Zip Code)

(626) 303-7902

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

STAAR Surgical Company (“STAAR”) filed a Current Report on Form 8-K on August 25, 2003 regarding a change in certifying accountant (the “Report”). As stated in the Report, STAAR requested that its former auditors, McGladrey & Pullen, LLP (“McGladrey”), furnish STAAR with a letter addressed to the Securities and Exchange Commission stating whether McGladrey agreed with the statements made in the Report and, if not, stating the respects in which McGladrey does not agree. STAAR received the letter from McGladrey on September 3, 2003, and a copy is hereby filed as Exhibit 16.1 to this Amendment No. 1 to the Report.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following is a list of exhibits filed as a part of this report.

Exhibit Number	Description
16.1	Letter of McGladrey & Pullen, LLP regarding change in independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAAR SURGICAL COMPANY

Date: September 4, 2003	By: /s/ JOHN BILY John Bily Chief Financial Officer